Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this registration statement on Form F-10 of GoldMining Inc. of our report dated February 27, 2025 relating to the consolidated financial statements of GoldMining Inc., which appears in GoldMining Inc.’s Annual Report on Form 40-F for the year ended November 30, 2024. We also consent to the reference to us under the heading “AUDITOR, TRANSFER AGENT AND REGISTRAR” in such registration statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, Canada

November 25, 2025